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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Pacific Scientific Company on Form S-8 of our report dated January 31, 1997, appearing in the Annual Report on Form 10-K of Pacific Scientific Company for the year ended December 27, 1996.

/s/ DELOITTE & TOUCHE LLP


Costa Mesa, California
June 9, 1997